UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 15, 2005

Speedemissions, Inc.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-49688 (Commission File Number)	33-0961488 (I.R.S. Employer Identification No.)
1139 Senoia Road, Suite B Tyrone, Georgia 30290 (Address of principal executive offices) (zip code)
(770) 306-7667 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective on April 15, 2005, Mr. William Klenk resigned from his position as our Chief Financial Officer and Secretary. We are not aware of any disagreements with Mr. Klenk of the type required to be disclosed per Item 5.02(a) of this Form 8-K.

Effective on April 15, 2005, our Board of Directors hired Mr. Larry C. Cobb as our Chief Financial Officer to replace Mr. Klenk. Mr. Cobb is the principal of CFO-ON-CALL of Georgia, Inc. and has held this position since 1994. Through CFO-ON-CALL of Georgia, Inc., Mr. Cobb uses his expertise in accounting to consult with companies regarding their internal accounting processes and preparation of financial statements to assist the companies with a variety of transactions, including reorganizations, sale of the business, mergers and acquisitions, and Securities Act of 1933 and Securities Exchange Act of 1934 compliance. Mr. Cobb has consulted and worked with numerous private and public companies, including industries ranging from automotive services, hardware and construction, healthcare advertising, and electronics manufacturing. Mr. Cobb received a Bachelor of Science in Accounting from Mississippi State University, and a Master of Professional Accountancy from Georgia State University.

EXHIBITS

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 22, 2005	Speedemissions, Inc.,
a Florida corporation
/s/ Richard A. Parlontieri
By: Richard A. Parlonteiri
Its: President